Exhibit 10.4

                              CompuDyne Corporation
                             1996 Stock Option Plan
                           for Non-Employee Directors

                                Amendment 2007-1

                  WHEREAS, CompuDyne Corporation (the "Company") maintains the CompuDyne Corporation 1996 Stock Option Plan for Non-Employee Directors (the "Plan"); and

                  WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan to allow cashless exercises of options; and

                  WHEREAS, pursuant to Section 19 of the Plan, the Board has the authority to adopt such an amendment to the Plan;

                  NOW, THEREFORE, the Plan is hereby amended effective August 2, 2007 , as follows:

                  8. A definition of "Cashless Fair Market Value" is added to Section 2 of the Plan to read as follows:

                  " `Cashless Fair Market Value' shall mean with respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price (or other Nasdaq-designated daily sales price) on the immediately preceding business day of a share of Common Stock as published in the Nasdaq National Market Issues report in the Eastern Edition of The Wall Street Journal. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Cashless Fair Market Value of a share of Common Stock shall be determined by the Committee in good faith. A `business day' is any day , other than Saturday or Sunday, on which the relevant market is open for trading."

                  9. The second sentence of Section 8(a) of the Plan is hereby deleted and replaced in full with the following:

                  "Each Option may be exercised by delivery of written notice to the Company stating the number of shares to be exercised and accompanied by the payment of the Option price therefor in accordance with this Plan."

                  10. Section 9 of the Plan is deleted and replaced in full with the following:

                  "9.      Payment of the Option Exercise Price

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                           Payment of the Option exercise price may be made (i)
                  in cash or by check payable to the Company, (ii) unless otherwise determined by the Committee on or after the Grant Date, in shares of Common Stock duly owned by the Grantee (and for which the Grantee has good title free and clear of any liens and encumbrances), valued at the Cashless Fair Market Value on the date of exercise or (iii) unless otherwise determined by the Committee on or after the Grant Date, by delivery back to the Company from the shares acquired on exercise of the number of shares of Common Stock equal to the exercise price, valued at the Cashless Fair Market Value on the date of exercise. Nothing contained in this Plan shall prevent or prohibit a Grantee from exercising his or her Options under a broker-facilitated transaction pursuant to which the broker remits the exercise price to the Company from the proceeds of a sale transaction."

                  11. The last sentence of Section 10 of the Plan is deleted and replaced in full with the following:

                  "The Grantee may satisfy this requirement by remitting to the Company in cash or by check the amount of such Withholding Taxes, or a number of shares of Common Stock, either previously owned, or acquired upon the exercise of the Option, having an aggregate Cashless Fair Market Value as of the Tax Date equal to the amount of such Withholding Taxes."

                  12. All other terms and provisions of the Plan shall remain in full forces and effect.

                  Executed this  2nd   day of        August          , 2007.
                                ------        -----------------------

                                              COMPUDYNE CORPORATION



                                              By:   /s/ Geoffrey F. Feidelberg
                                                 -------------------------------
                                                   Geoffrey F. Feidelberg
                                                   Chief Financial Officer